UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-2

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 14, 2012

Ironstone Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-12346	95-2829956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pier 1, Bay 3, San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (415) 551-3260

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

The Company filed a form 8K on October 18, 2012 dismissing Madsen & Associates CPA’s, Inc. as the Company’s independent registered accounting firm. This form 8K was filed in error and the Company did not dismiss Madsen & Associates CPA’s, Inc. at that time. The Company further indicated that it had engaged the firm of Sadler, Gibb and Associates, LLC as its new independent registered accounting firm. The Company did not engage Sadler, Gibb and Associates, LLC at that time.

In addition the Company filed a form 8K/A on November 19, 2012 with an explanation that the Company would appoint Sadler, Gibb and Associates, LLC as its independent registered accounting firm at some future date. The Company has not made a decision at this time on the future appointment of Sadler Gibb and Associates, LLC as the Company’s independent registered accounting firm. Madsen & Associates CPA’s Inc. remains as the Company’s independent registered accounting firm at this time.

Item 9.01	Financial Statements and Exhibits

16.1	Letter of Madsen & Associates CPAs, Inc. dated December 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironstone Group, Inc.

/s/ William R. Hambrecht
William R. Hambrecht
Chief Executive Officer, Director
Date: December 14, 2012

/s/ Quock Q. Fong
Quock Q. Fong
Chief Financial Officer
Date: December 14, 2012